Exhibit 99.1

DIGITAL REALTY

3Q25 Financial Results

October 2025

Earnings Press Release
and Supplemental Information

3Q
25

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for the purpose.

Financial Supplement
Table of Contents	Third Quarter 2025

Financial Supplement
Corporate Information	Third Quarter 2025

Corporate Profile

Digital Realty Trust, Inc. (“Digital Realty” or the “company”) owns, acquires, develops, and operates data centers through its operating partnership subsidiary, Digital Realty Trust, L.P. (the “operating partnership”). The company is focused on providing data center, colocation, and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of September 30, 2025, the company’s 311 data centers, including 89 data centers held as investments in unconsolidated entities, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 42.7 million square feet, excluding approximately 10.2 million square feet of space under active development and 4.8 million square feet of space held for future development, located throughout North America, Europe, South America, Asia, Australia, and Africa. For additional information, please visit the company’s website at digitalrealty.com.

Corporate Headquarters Austin, TX Website: digitalrealty.com

Senior Management

President & Chief Executive Officer: Andrew P. Power
Chief Financial Officer: Matthew R. Mercier
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Chief Revenue Officer: Colin M. McLean

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com.

Analyst Coverage

BMO
			BMO Capital	BNP Paribas
Argus Research	BofA Securities	Barclays	Markets	Exane	Citigroup	Citizens JMP Securities
Marie Ferguson	Michael Funk	Brendan Lynch	Ari Klein	Nate Crossett	Michael Rollins	Greg Miller
(212) 425-7500	(646) 855-5664	(212) 526-9428	(212) 885-4103	(646) 725-3716	(212) 816-1116	(212) 699-2917

Evercore ISI	Goldman Sachs	Green Street Advisors	Guggenheim	HSBC	Jefferies	J.P. Morgan
Irvin Liu	Jim Schneider	David Guarino	Joseph Osha	Phani Kanumuri	Jonathan Petersen	Richard Choe
(415) 800-0183	(212) 357-2929	(949) 640-8780	(415) 852-6468	(240) 709-8135	(212) 284-1705	(212) 662-6708

KeyBanc	Mizuho Group	MoffettNathanson	Morningstar	Oppenheimer	Raymond James	RBC Capital Markets
Brandon Nispel	Vikram Malhotra	Nick Del Deo	Mark Giarelli	Timothy Horan	Frank Louthan	Jonathan Atkin
(503) 821-3871	(212) 282-3827	(212) 519-0025	(312) 244-7966	(212) 667-8137	(404) 442-5867	(415) 633-8589

Scotiabank	Stifel	TD Cowen	Truist Securities	UBS	Wells Fargo	Wolfe Research
Maher Yaghi	Erik Rasmussen	Michael Elias	Anthony Hau	John Hodulik	Eric Luebchow	Andrew Rosivach
(437) 995-5548	(212) 271-3461	(646) 562-1358	(212) 303-4176	(212) 713-4226	(312) 630-2386	(646) 582-9250

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at digitalrealty.com.

Upcoming Conference Schedule

November 18, 2025	Jefferies Real Estate Conference	Miami, FL
December 9 - 11, 2025	REITworld: 2025 Annual Conference	Dallas, TX

Webcasts for these events are available through the Digital Realty Investor Relations website when possible. Please check our website for additional information.

Financial Supplement
Corporate Information (Continued)	Third Quarter 2025

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB+	(Stable Outlook)
Preferred Stock:	BBB-

Moody’s
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24
High price	$182.00	$178.85	$187.74	$198.00	$165.17
Low price	$159.22	$129.95	$139.27	$155.16	$141.00
Closing price, end of quarter	$172.88	$174.33	$143.29	$177.33	$161.83
Average daily trading volume (1)	1,520	2,034	2,529	1,911	1,615
Indicated dividend per common share (2)	$4.88	$4.88	$4.88	$4.88	$4.88
Closing annual dividend yield, end of quarter	2.8%	2.8%	3.4%	2.8%	3.0%
Shares and units outstanding, end of quarter (1) (3)	349,244	346,644	343,092	342,772	337,744
Closing market value of shares and units outstanding (4)	$60,377,303	$60,430,449	$49,161,653	$60,783,759	$54,657,112

(1)	Shares or shares and units in thousands.
(2)	On an annualized basis.
(3)	As of September 30, 2025, the total number of shares and units includes 343,041 shares of common stock, 4,046 common units held by third parties and 2,157 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions.
(4)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at digitalrealty.com.

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	Third Quarter 2025

Shares and Units at End of Quarter	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24
Common shares outstanding	343,041	340,372	336,743	336,637	331,347
Common partnership units outstanding	6,203	6,272	6,349	6,135	6,397
Total Shares and Units	349,244	346,644	343,092	342,772	337,744

Enterprise Value
Market value of common equity (1)	$60,377,303	$60,430,449	$49,161,653	$60,783,759	$54,657,112
Liquidation value of preferred equity	755,000	755,000	755,000	755,000	755,000
Total debt at balance sheet carrying value	18,225,434	18,452,148	17,016,279	16,714,377	16,986,546
Total Enterprise Value	$79,357,737	$79,637,597	$66,932,932	$78,253,136	$72,398,658
Total debt / total enterprise value	23.0%	23.2%	25.4%	21.4%	23.5%
Debt-plus-preferred-to-total-enterprise-value	23.9%	24.1%	26.6%	22.3%	24.5%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$39,374,646	$38,613,260	$35,693,166	$35,401,912	$36,463,664
Total Assets	48,728,634	48,714,995	45,080,562	45,283,616	45,295,392
Total Liabilities	23,739,412	23,853,149	21,902,406	22,107,836	22,118,781

Selected Operating Data
Total operating revenues	$1,577,234	$1,493,150	$1,407,637	$1,435,862	$1,431,214
Total operating expenses	1,438,813	1,281,453	1,211,887	1,291,540	1,262,928
Net income	63,713	1,046,946	106,395	185,688	40,134
Net income / (loss) available to common stockholders	57,631	1,021,975	99,793	179,388	41,012

Financial Ratios
EBITDA (2)	$679,912	$1,605,408	$658,400	$746,578	$639,875
Adjusted EBITDA (3)	867,807	823,319	791,156	751,276	758,296
Net Debt-to-Adjusted EBITDA (4)	4.9x	5.1x	5.1x	4.8x	5.4x
Interest expense	113,584	109,383	98,464	104,742	123,803
Fixed charges (5)	156,687	148,957	138,739	149,364	162,296
Interest coverage ratio (6)	4.9x	5.0x	5.3x	4.5x	4.3x
Fixed charge coverage ratio (7)	4.6x	4.7x	4.9x	4.2x	4.1x

Profitability Measures
Net income / (loss) per common share - basic	$0.17	$3.03	$0.30	$0.54	$0.13
Net income / (loss) per common share - diluted	$0.15	$2.94	$0.27	$0.51	$0.09
Funds from operations (FFO) / diluted share and unit (8)	$1.65	$1.75	$1.67	$1.61	$1.55
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.89	$1.87	$1.77	$1.73	$1.67
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.76	$1.68	$1.78	$1.36	$1.52
Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22
Diluted FFO payout ratio (8) (10)	73.8%	69.6%	73.2%	75.6%	78.8%
Diluted Core FFO payout ratio (8) (11)	64.7%	65.2%	68.8%	70.7%	73.2%
Diluted AFFO payout ratio (9) (12)	69.2%	72.8%	68.6%	89.5%	80.4%

Portfolio Statistics
Buildings (13)	330	330	328	328	331
Data Centers (13)	311	310	308	308	312
Cross-connects (13) (14)	231,000	229,000	228,000	227,000	225,000
Net rentable square feet, excluding development space (13)	42,706	42,529	41,778	41,326	41,092
Occupancy at end of quarter (15)	84.8%	84.8%	84.0%	84.1%	83.9%
Occupied square footage (13)	36,197	36,073	35,100	34,741	34,479
Space under active development (16)	10,230	9,848	9,463	8,904	9,126
Space held for development (17)	4,758	4,616	5,062	4,686	4,862
Weighted average remaining lease term (years) (18)	5.0	5.1	4.9	4.8	4.8
Same-capital occupancy at end of quarter (15) (19)	83.7%	83.7%	83.4%	83.5%	83.7%

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	Third Quarter 2025

(1)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock on a one-for-one basis. Excludes shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable.
(2)	EBITDA is calculated as earnings before interest expense, loss on debt extinguishment and modifications, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 31. For a reconciliation of net income available to common stockholders to EBITDA, see page 30.
(3)	Adjusted EBITDA is EBITDA excluding (i) unconsolidated entities real estate related depreciation & amortization, (ii) unconsolidated entities interest and tax expense, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) noncontrolling interests, (ix) preferred stock dividends, and (x) gain on / issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 31. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 30.
(4)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 5), plus capital lease obligations, plus our share of unconsolidated entities debt at carrying value, less cash and cash equivalents (including our share of unconsolidated entities cash), divided by the product of Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), multiplied by four.
(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred stock dividends.
(6)	Interest coverage ratio is Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by GAAP interest expense plus capitalized interest (including our share of unconsolidated entities interest expense).
(7)	Fixed charge coverage ratio is Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by fixed charges (including our share of unconsolidated entities fixed charges).
(8)	For definitions and discussion of FFO and Core FFO, see page 31. For reconciliations of net income available to common stockholders to FFO and Core FFO, see page 13.
(9)	For a definition and discussion of AFFO, see page 31. For a reconciliation of Core FFO to AFFO, see page 14.
(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.
(11)	Diluted Core FFO payout ratio is dividends declared per common share and unit divided by diluted Core FFO per share and unit.
(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.
(13)	Includes buildings held as investments in unconsolidated entities. Excludes buildings held for sale and contribution.
(14)	Represents approximate amounts.
(15)	Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated entities and non-managed unconsolidated entities. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held for sale and contribution.
(16)	Space under active development includes current Base Building and Data Centers projects in progress. Excludes buildings held for sale and contribution.
(17)	Space held for development includes space held for future Data Center development and excludes space under active development. Excludes buildings held for sale and contribution.
(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.
(19)	Represents buildings owned as of December 31, 2023, with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2024-2025, buildings classified as held for sale and contribution, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust	Financial Supplement
Earnings Release	Third Quarter 2025

Digital Realty Reports Third Quarter 2025 Results

Austin, TX — October 23, 2025 — Digital Realty (NYSE: DLR), the largest global provider of cloud- and carrier-neutral data center, colocation and interconnection solutions, announced today financial results for the third quarter of 2025. All per share results are presented on a fully diluted basis.

Highlights

◾	Reported net income available to common stockholders of $0.15 per share in 3Q25, compared to $0.09 in 3Q24
◾	Reported FFO per share of $1.65 in 3Q25, compared to $1.55 in 3Q24
◾	Reported Core FFO per share of $1.89 in 3Q25, compared to $1.67 in 3Q24; reported Constant-Currency Core FFO per share of $1.85 in 3Q25
◾	Reported rental rate increases on renewal leases of 8.0% on a cash basis in 3Q25
◾	Signed total bookings during 3Q25 that are expected to generate $201 million of annualized GAAP rental revenue at 100% share; at Digital Realty’s share, total bookings were $162 million, including an $85 million contribution from the 0-1 megawatt plus interconnection category
◾	Reported a backlog of $852 million of annualized GAAP base rent at the end of 3Q25
◾	Raised 2025 Core FFO per share outlook to $7.32 - $7.38 and Constant-Currency Core FFO per share outlook to $7.25 - $7.30

Financial Results

Digital Realty reported revenues of $1.6 billion in the third quarter of 2025, a 6% increase from the previous quarter and a 10% increase from the same quarter last year.

The company delivered net income of $64 million in the third quarter of 2025, as well as net income available to common stockholders of $58 million and $0.15 per share, compared to $2.94 per share in the previous quarter and $0.09 per share in the same quarter last year.

Digital Realty generated Adjusted EBITDA of $868 million in the third quarter of 2025, a 5% increase from the previous quarter and a 14% increase over the same quarter last year.

The company reported Funds From Operations (FFO) of $570 million in the third quarter of 2025, or $1.65 per share, compared to $1.75 per share in the previous quarter and $1.55 per share in the same quarter last year.

Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered Core FFO per share of $1.89 in the third quarter of 2025, compared to $1.87 per share in the previous quarter and $1.67 per share in the same quarter last year. Digital Realty delivered Constant-Currency Core FFO per share of $1.85 in the third quarter of 2025 and $5.48 per share for the nine-month period ended September 30, 2025.

"Digital Realty delivered strong financial results this quarter, featuring record Core FFO per share and double-digit revenue and Adjusted EBITDA growth. These achievements are supported by a substantial backlog, providing clear visibility into 2026," said Digital Realty President and CEO Andy Power. "Robust enterprise demand continues to drive our 0-1 megawatt plus interconnection offering, with companies expanding on PlatformDIGITAL®. With five gigawatts of buildable IT capacity worldwide, we are well-positioned to meet our customers' evolving needs."

Leasing Activity

In the third quarter, Digital Realty signed total bookings that are expected to generate $201 million of annualized GAAP rental revenue at 100% share; at Digital Realty’s share, total bookings were $162 million, including a $65 million contribution from the 0-1 megawatt category and a $20 million contribution from interconnection.

The weighted-average lag between new leases signed during the third quarter of 2025 and the contractual commencement date was eight months. The backlog of signed-but-not-commenced leases at quarter-end was $852 million of annualized GAAP base rent at Digital Realty’s share.

In addition to new leases signed, Digital Realty also signed renewal leases representing $192 million of annualized cash rental revenue during the quarter. Rental rates on renewal leases signed during the third quarter of 2025 increased 8.0% on a cash basis and 11.5% on a GAAP basis.

Digital Realty Trust	Financial Supplement
Earnings Release	Third Quarter 2025

New leases signed during the third quarter of 2025 at Digital Realty’s share are summarized by region and product as follows:

	Annualized GAAP
	Base Rent	Square Feet	GAAP Base Rent		GAAP Base Rent
Americas	(in thousands)	(in thousands)	per Square Foot	Megawatts	per Kilowatt
0-1 MW	$31,606	94	$338	7.7	$340
> 1 MW	35,688	101	353	16.2	184
Other (1)	551	10	53	—	—
Total	$67,844	205	$331	23.9	$235

EMEA (2)
0-1 MW	$28,518	80	$359	8.4	$283
> 1 MW	26,087	90	288	12.0	181
Other (1)	434	8	55	—	—
Total	$55,040	178	$310	20.4	$223

Asia Pacific (2)
0-1 MW	$4,756	27	$179	2.0	$194
> 1 MW	14,373	32	453	3.4	348
Other (1)	142	1	121	—	—
Total	$19,271	60	$324	5.5	$291

All Regions (2)
0-1 MW	$64,880	200	$325	18.2	$297
> 1 MW	76,148	223	341	31.6	201
Other (1)	1,127	19	58	—	—
Total	$142,155	442	$321	49.8	$236

Interconnection	$19,649	N/A	N/A	N/A	N/A

Grand Total at DLR Share	$161,804	442	$321	49.8	$236

Grand Total at 100% Share	$201,471	462	$387	71.4	$209

Note: Totals may not foot due to rounding differences.

(1)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(2)	Based on quarterly average exchange rates during the three months ended September 30, 2025.

Investment Activity

During the third quarter, Digital Realty sold non-core data centers in the Atlanta, Boston and Miami metro areas for gross proceeds of approximately $90 million.

Digital Realty acquired a property containing approximately five acres of land in the Los Angeles metro area for approximately $49 million that is expected to support 32 megawatts of IT capacity. Additionally, Digital Realty acquired two land parcels near its Franklin Park campus for approximately $18 million that, together with previously acquired land parcels, are expected to support over 40 megawatts of incremental IT capacity in the Chicago metro area.

Subsequent to quarter end, Digital Realty sold a non-core data center in the Dallas metro area for gross proceeds of approximately $33 million.

Digital Realty Trust	Financial Supplement
Earnings Release	Third Quarter 2025

Balance Sheet

Digital Realty had approximately $18.2 billion of total debt outstanding as of September 30, 2025, comprised of $17.4 billion of unsecured debt and approximately $0.8 billion of secured debt and other debt. At the end of the third quarter of 2025, net debt-to-Adjusted EBITDA was 4.9x, debt-plus-preferred-to-total enterprise value was 23.9% and fixed charge coverage was 4.6x.

In July, Digital Realty repaid €650 million ($754 million) in aggregate principal amount of its 0.625% senior notes.

Since June 30, 2025, the company also sold 2.9 million shares of common stock under its At-The-Market (ATM) equity issuance program at a weighted average price of $172.46 per share, for net proceeds of approximately $501 million.

Digital Realty Trust	Financial Supplement
Earnings Release	Third Quarter 2025

2025 Outlook

Digital Realty raised its 2025 Core FFO per share outlook to $7.32 - $7.38 and Constant-Currency Core FFO per share outlook to $7.25 - $7.30. The assumptions underlying the outlook are summarized in the following table.

	As of	As of	As of	As of
Top-Line and Cost Structure	February 13, 2025	April 24, 2025	July 24, 2025	October 23, 2025
Total revenue	$5.800 - $5.900 billion	$5.825 - $5.925 billion	$5.925 - $6.025 billion	$6.025 - $6.075 billion
Net non-cash rent adjustments (1)	($45 - $50 million)	($50 - $55 million)	($65 - $70 million)	($75 - $80 million)
Adjusted EBITDA	$3.100 - $3.200 billion	$3.125 - $3.225 billion	$3.200 - $3.300 billion	$3.300 - $3.350 billion
G&A	$500 - $510 million	$505 - $515 million	$520 - $530 million	$530 - $535 million

Internal Growth
Rental rates on renewal leases
Cash basis	4.0% - 6.0%	4.0% - 6.0%	5.0% - 6.0%	5.75% - 6.25%
GAAP basis	6.0% - 8.0%	6.0% - 8.0%	7.0% - 8.0%	7.75% - 8.25%
Year-end portfolio occupancy	+100 - 200 bps	+100 - 200 bps	+100 - 200 bps	+100 - 200 bps
"Same-Capital" cash NOI growth (2)	3.5% - 4.5%	3.5% - 4.5%	3.5% - 4.5%	4.25% - 4.75%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.20 - $1.25	$1.25 - $1.35	$1.30 - $1.35	$1.30 - $1.35
U.S. Dollar / Euro	$1.00 - $1.05	$1.05 - $1.15	$1.10 - $1.15	$1.13 - $1.18

External Growth
Dispositions / Joint Venture Capital
Dollar volume	$500 - $1,000 million	$500 - $1,000 million	$700 - $1,000 million	$700 - $1,000 million
Cap rate	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%
Development
CapEx (Net of Partner Contributions) (3)	$3,000 - $3,500 million	$3,000 - $3,500 million	$3,000 - $3,500 million	$3,000 - $3,500 million
Average stabilized yields	10.0%+	10.0%+	10.0%+	10.0%+
Enhancements and other non-recurring CapEx (4)	$30 - $35 million	$30 - $35 million	$30 - $35 million	$30 - $35 million
Recurring CapEx + capitalized leasing costs (5)	$320 - $335 million	$320 - $335 million	$320 - $335 million	$300 - $320 million

Balance Sheet
Long-term debt issuance
Dollar amount	$900 - $1,500 million	$900 - $1,500 million	~$2,000 million	~$2,000 million
Pricing	5.0% - 5.5%	4.0% - 5.5%	~4.0%	~4.0%
Timing	Mid-Year	Mid-Year	Mid-Year	Mid-Year

Net income per diluted share	$2.10 - $2.20	$2.15 - $2.25	$3.45 - $3.55	$3.57 - $3.62
Real estate depreciation and (gain) / loss on sale	$4.50 - $4.50	$4.50 - $4.50	$3.25 - $3.25	$3.20 - $3.20
Funds From Operations / share (NAREIT-Defined)	$6.60 - $6.70	$6.65 - $6.75	$6.70 - $6.80	$6.77 - $6.82
Non-core expenses and revenue streams	$0.40 - $0.40	$0.40 - $0.40	$0.45 - $0.45	$0.55 - $0.55
Core Funds From Operations / share	$7.00 - $7.10	$7.05 - $7.15	$7.15 - $7.25	$7.32 - $7.38
Foreign currency translation adjustments	$0.05 - $0.05	$0.00 - $0.00	($0.05) - ( $0.05)	($0.07) - ( $0.07)
Constant-Currency Core Funds From Operations / share	$7.05 - $7.15	$7.05 - $7.15	$7.10 - $7.20	$7.25 - $7.30

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rental expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	The “Same-Capital” pool includes properties owned as of December 31, 2023 with less than 5% of total rentable square feet under development. It excludes properties that were undergoing, or were expected to undergo, development activities in 2024-2025, properties classified as held for sale and contribution, and properties sold or contributed to joint ventures for all periods presented. The 2025 “Same-Capital” cash NOI growth outlook is presented on a constant currency basis.
(3)	Excludes land acquisitions and includes Digital Realty’s share of joint venture and fund contributions. Figure is net of joint venture and fund partners’ share of contributions.
(4)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(5)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Note: The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items, and the information is not available without unreasonable effort. Please see Non-GAAP Financial Measures in this document for further discussion.

Digital Realty Trust	Financial Supplement
Earnings Release	Third Quarter 2025

Non-GAAP Financial Measures

This document contains non-GAAP financial measures, including FFO, Core FFO, Constant Currency Core FFO, Adjusted FFO, Net Operating Income (NOI), “Same-Capital” Cash NOI and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to Core FFO, a reconciliation from Core FFO to Adjusted FFO, a reconciliation from NOI to Cash NOI, and definitions of FFO, Core FFO, Constant Currency Core FFO, Adjusted FFO, NOI and “Same-Capital” Cash NOI are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, external growth factors, such as dispositions, and balance sheet items such as debt issuances, that have not yet occurred, are out of the company's control and/or cannot be reasonably predicted. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:00 p.m. ET / 4:00 p.m. CT on October 23, 2025, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company’s third quarter 2025 financial results and operating performance. The conference call will feature President & Chief Executive Officer Andy Power and Chief Financial Officer Matt Mercier.

To participate in the live call, investors are invited to dial +1 (888) 317-6003 (for domestic callers) or +1 (412) 317-6061 (for international callers) and reference the conference ID# 1402737 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at https://investor.digitalrealty.com.

Telephone and webcast replays will be available after the call until November 23, 2025. The telephone replay can be accessed by dialing +1 (877) 344-7529 (for domestic callers) or +1 (412) 317-0088 (for international callers) and providing the conference ID# 3414347. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty

Digital Realty brings companies and data together by delivering the full spectrum of data center, colocation and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers with a secure data meeting place and a proven Pervasive Datacenter Architecture (PDx®) solution methodology for powering innovation, from cloud and digital transformation to emerging technologies like artificial intelligence (AI), and efficiently managing Data Gravity challenges. Digital Realty gives its customers access to the connected data communities that matter to them with a global data center footprint of 300+ facilities in 50+ metros across 25+ countries on six continents. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and X.

Contact Information

Matt Mercier

Chief Financial Officer

Digital Realty

Jordan Sadler / Jim Huseby

Investor Relations

Digital Realty

(415) 275-5344

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2025

	Three Months Ended					Nine Months Ended
	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24	30-Sep-25	30-Sep-24
Rental revenues	$1,045,708	$1,003,550	$960,526	$958,892	$956,351	$3,009,784	$2,763,753
Tenant reimbursements - Utilities	332,681	294,503	271,189	302,664	305,097	898,373	855,959
Tenant reimbursements - Other	37,302	37,355	42,177	38,591	39,624	116,834	120,021
Interconnection and other	120,399	121,952	112,969	112,360	112,655	355,320	330,231
Fee income	36,398	34,427	20,643	23,316	12,907	91,468	41,572
Other	4,746	1,363	133	40	4,581	6,242	7,568
Total Operating Revenues	$1,577,234	$1,493,150	$1,407,637	$1,435,862	$1,431,214	$4,478,021	$4,119,106

Utilities	$375,627	$339,288	$313,385	$337,534	$356,063	$1,028,301	$995,882
Rental property operating	278,292	267,724	238,600	273,104	249,796	784,615	711,817
Property taxes	51,823	49,570	48,856	46,044	45,633	150,249	136,408
Insurance	4,508	4,946	4,483	6,007	4,869	13,937	12,318
Depreciation and amortization	497,002	461,167	443,009	455,355	459,997	1,401,178	1,316,442
General and administration	139,911	133,755	121,112	124,470	115,120	394,778	349,051
Severance, equity acceleration and legal expenses	1,794	2,262	2,428	2,346	2,481	6,484	4,156
Transaction and integration expenses	86,559	22,546	39,902	11,797	24,194	149,007	82,105
Provision for impairment	—	—	—	22,881	—	—	168,303
Other expenses	3,297	195	112	12,002	4,774	3,604	15,080
Total Operating Expenses	$1,438,813	$1,281,453	$1,211,887	$1,291,540	$1,262,928	$3,932,153	$3,791,564

Operating Income	$138,421	$211,697	$195,750	$144,322	$168,286	$545,868	$327,542

Equity in earnings / (loss) of unconsolidated entities	(16,944)	(12,062)	(7,640)	(36,201)	(26,486)	(36,646)	(83,936)
Gain / (loss) on sale of investments	19,780	931,830	1,111	144,885	(556)	952,721	450,940
Interest and other income / (expense), net	47,735	37,747	32,773	44,517	37,756	118,255	109,726
Interest (expense)	(113,584)	(109,383)	(98,464)	(104,742)	(123,803)	(321,431)	(348,095)
Income tax benefit / (expense)	(11,695)	(12,883)	(17,135)	(4,928)	(12,427)	(41,713)	(49,832)
Loss on debt extinguishment and modifications	—	—	—	(2,165)	(2,636)	—	(3,706)
Net Income	$63,713	$1,046,946	$106,395	$185,688	$40,134	$1,217,054	$402,639

Net (income) / loss attributable to noncontrolling interests	4,099	(14,790)	3,579	3,881	11,059	(7,112)	10,282
Net Income Attributable to Digital Realty Trust, Inc.	$67,812	$1,032,156	$109,974	$189,569	$51,193	$1,209,942	$412,921

Preferred stock dividends	(10,181)	(10,181)	(10,181)	(10,181)	(10,181)	(30,543)	(30,544)
Net Income / (Loss) Available to Common Stockholders	$57,631	$1,021,975	$99,793	$179,388	$41,012	$1,179,399	$382,377

Weighted-average shares outstanding - basic	341,370	337,589	336,683	333,376	327,977	338,565	319,965
Weighted-average shares outstanding - diluted	349,234	345,734	344,721	340,690	336,249	346,631	328,641
Weighted-average fully diluted shares and units	355,165	351,691	350,632	346,756	342,374	352,571	334,830

Net income / (loss) per share - basic	$0.17	$3.03	$0.30	$0.54	$0.13	$3.48	$1.20
Net income / (loss) per share - diluted	$0.15	$2.94	$0.27	$0.51	$0.09	$3.35	$1.10

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2025

	Three Months Ended					Nine Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24	30-Sep-25	30-Sep-24

Net Income / (Loss) Available to Common Stockholders	$57,631	$1,021,975	$99,793	$179,388	$41,012	$1,179,399	$382,377
Adjustments:
Noncontrolling interest in operating partnership	2,000	21,000	3,000	4,000	1,000	26,000	8,700
Real estate related depreciation and amortization (1)	487,182	451,050	432,652	445,462	449,086	1,370,884	1,284,597
Reconciling items related to noncontrolling interests	(22,888)	(21,038)	(19,480)	(19,531)	(19,746)	(63,406)	(45,081)
Unconsolidated entities real estate related depreciation and amortization	65,922	59,172	55,861	49,463	48,474	180,955	143,468
(Gain) / loss on real estate transactions	(19,780)	(931,830)	(1,111)	(137,047)	556	(952,721)	(459,857)
Provision for impairment	—	—	—	22,881	—	—	168,303
Funds From Operations	$570,067	$600,329	$570,715	$544,616	$520,382	$1,741,111	$1,482,506

Weighted-average shares and units outstanding - basic	347,301	343,546	342,594	339,442	334,103	344,504	326,154
Weighted-average shares and units outstanding - diluted (2) (3)	355,165	351,691	350,632	346,756	342,374	352,571	334,830

Funds From Operations per share - basic	$1.64	$1.75	$1.67	$1.60	$1.56	$5.05	$4.55

Funds From Operations per share - diluted (2) (3)	$1.65	$1.75	$1.67	$1.61	$1.55	$5.07	$4.52

	Three Months Ended					Nine Months Ended
Reconciliation of FFO to Core FFO	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24	30-Sep-25	30-Sep-24

Funds From Operations	$570,067	$600,329	$570,715	$544,616	$520,382	$1,741,111	$1,482,506
Other non-core revenue adjustments (4)	(4,746)	4,228	(1,925)	4,537	(4,583)	(2,443)	(34,876)
Transaction and integration expenses	86,559	22,546	39,902	11,797	24,194	149,007	82,105
Loss on debt extinguishment and modifications	—	—	—	2,165	2,636	—	3,706
Severance, equity acceleration and legal expenses (5)	1,794	2,262	2,428	2,346	2,481	6,484	4,156
(Gain) / Loss on FX and derivatives revaluation	252	8,827	(2,064)	7,127	1,513	7,015	67,337
Other non-core expense adjustments (6)	2,075	5,092	(702)	14,229	11,120	6,465	23,443
Core Funds From Operations	$656,001	$643,284	$608,354	$586,816	$557,744	$1,907,639	$1,628,377

Weighted-average shares and units outstanding - diluted (2) (3)	347,700	343,909	343,050	339,982	334,476	344,873	326,545

Core Funds From Operations per share - diluted (2)	$1.89	$1.87	$1.77	$1.73	$1.67	$5.53	$4.99

(1)	Three Months Ended					Nine Months Ended
Real Estate Related Depreciation & Amortization	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24	30-Sep-25	30-Sep-24

Depreciation and amortization per income statement	$497,002	$461,167	$443,009	$455,355	$459,997	$1,401,178	$1,316,442
Non-real estate depreciation	(9,820)	(10,117)	(10,356)	(9,894)	(10,911)	(30,294)	(31,845)
Real Estate Related Depreciation & Amortization	$487,182	$451,050	$432,652	$445,462	$449,086	$1,370,884	$1,284,597

(2)	Certain of Teraco's minority indirect shareholders have the right to put their shares in an upstream parent company of Teraco to Digital Realty in exchange for cash or the equivalent value of shares of Digital Realty common stock, or a combination thereof. U.S. GAAP requires Digital Realty to assume the put right is settled in shares for purposes of calculating diluted EPS. This same approach was utilized to calculate FFO/share. The potential future dilutive impact associated with this put right will be excluded from Core FFO and AFFO until settlement occurs – causing diluted share count to be higher for FFO than for Core FFO and AFFO. When calculating diluted FFO, Teraco related noncontrolling interest is added back to the FFO numerator as the denominator assumes all shares have been put back to Digital Realty.

	Three Months Ended					Nine Months Ended
	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24	30-Sep-25	30-Sep-24
Teraco noncontrolling share of FFO	$17,018	$15,850	$13,286	$14,905	$9,828	$46,154	$32,049
Teraco related minority interest	$17,018	$15,850	$13,286	$14,905	$9,828	$46,154	$32,049

(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of FFO and the share count detail section that follows the reconciliation of Core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO and Core FFO, see the Definitions section.
(4)	Includes deferred rent adjustments related to a customer bankruptcy, development fees included in gains, lease termination fees and gain on sale of equity investment included in other income.
(5)	Relates to severance and other charges related to the departure of company executives and integration-related severance.
(6)	Includes write-offs associated with bankrupt or terminated customers, non-recurring legal and insurance expenses and adjustments to reflect our proportionate share of transaction costs associated with noncontrolling interests.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2025

	Three Months Ended					Nine Months Ended
Reconciliation of Core FFO to AFFO	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24	30-Sep-25	30-Sep-24

Core FFO available to common stockholders and unitholders	$656,001	$643,284	$608,354	$586,816	$557,744	$1,907,639	$1,628,377
Adjustments:
Non-real estate depreciation	9,820	10,117	10,356	9,894	10,911	30,293	31,845
Amortization of deferred financing costs	6,565	6,451	6,548	5,697	4,853	19,564	15,501
Amortization of debt discount/premium	1,293	1,251	1,125	1,324	1,329	3,669	4,481
Non-cash stock-based compensation expense	18,174	18,026	16,700	13,386	15,026	52,900	42,083
Straight-line rental revenue	(33,351)	(23,698)	(9,692)	(18,242)	(17,581)	(66,741)	(7,271)
Straight-line rental expense	(271)	(475)	(160)	(136)	1,690	(906)	3,583
Above- and below-market rent amortization	(864)	(752)	(706)	(269)	(742)	(2,322)	(3,287)
Deferred tax (benefit) / expense	18,187	(30,714)	(517)	(15,048)	(9,366)	(13,044)	(22,786)
Leasing compensation and internal lease commissions	15,013	14,721	13,405	10,505	10,918	43,139	34,728
Recurring capital expenditures (1)	(77,998)	(62,083)	(35,305)	(130,245)	(67,308)	(175,386)	(175,467)

AFFO available to common stockholders and unitholders (2)	$612,569	$576,127	$610,108	$463,682	$507,474	$1,798,805	$1,551,787

Weighted-average shares and units outstanding - basic	347,301	343,546	342,594	339,442	334,103	344,504	326,154
Weighted-average shares and units outstanding - diluted (3)	347,700	343,909	343,050	339,982	334,476	344,873	326,545

AFFO per share - diluted (3)	$1.76	$1.68	$1.78	$1.36	$1.52	$5.22	$4.75

Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22	$3.66	$3.66

Diluted AFFO Payout Ratio	69.2%	72.8%	68.6%	89.5%	80.4%	70.2%	77.0%

	Three Months Ended					Nine Months Ended
Share Count Detail	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24	30-Sep-25	30-Sep-24

Weighted Average Common Stock and Units Outstanding	347,301	343,546	342,594	339,442	334,103	344,504	326,154
Add: Effect of dilutive securities	399	362	456	540	373	369	391
Weighted Avg. Common Stock and Units Outstanding - diluted	347,700	343,909	343,050	339,982	334,476	344,873	326,545

(1)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(2)	For a definition and discussion of AFFO, see the Definitions section. For a reconciliation of net income available to common stockholders to FFO and Core FFO, see above.
(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of FFO and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2025

	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24
Assets
Investments in real estate:
Real estate	$30,194,891	$29,836,218	$27,947,964	$27,558,993	$28,808,770
Construction in progress	5,422,338	5,080,701	4,973,266	5,164,334	5,175,054
Land held for future development	66,668	73,665	69,089	38,785	23,392
Investments in Real Estate	$35,683,897	$34,990,583	$32,990,319	$32,762,112	$34,007,216
Accumulated depreciation and amortization	(9,665,380)	(9,341,719)	(8,856,535)	(8,641,331)	(8,777,002)
Net Investments in Properties	$26,018,517	$25,648,865	$24,133,784	$24,120,781	$25,230,214
Investment in unconsolidated entities	3,690,749	3,622,677	2,702,847	2,639,800	2,456,448
Net Investments in Real Estate	$29,709,266	$29,271,542	$26,836,631	$26,760,582	$27,686,662

Operating lease right-of-use assets, net	$1,167,398	$1,180,657	$1,165,924	$1,178,853	$1,228,507
Cash and cash equivalents	3,299,703	3,554,126	2,321,885	3,870,891	2,175,605
Accounts and other receivables, net (1)	1,496,105	1,586,146	1,373,521	1,257,464	1,274,460
Deferred rent, net	710,624	681,375	641,290	642,456	641,778
Goodwill	9,647,754	9,636,513	9,174,165	8,929,431	9,395,233
Customer relationship value, deferred leasing costs and other intangibles, net	2,080,898	2,171,318	2,124,989	2,178,054	2,367,467
Assets held for sale and contribution	116,624	139,993	953,236	—	—
Other assets	500,262	493,325	488,921	465,885	525,679
Total Assets	$48,728,634	$48,714,995	$45,080,562	$45,283,616	$45,295,392

Liabilities and Equity
Global unsecured revolving credit facilities, net	$1,152,042	$567,699	$1,096,931	$1,611,308	$1,786,921
Unsecured term loans, net	438,933	440,788	404,335	386,903	913,733
Unsecured senior notes, net of discount	15,808,565	16,641,367	14,744,063	13,962,852	13,528,061
Secured and other debt, net of discount	825,894	802,294	770,950	753,314	757,831
Operating lease liabilities	1,285,067	1,298,085	1,281,572	1,294,219	1,343,903
Accounts payable and other accrued liabilities	2,377,726	2,310,882	1,927,611	2,056,215	2,140,764
Deferred tax liabilities	1,151,374	1,137,305	1,109,294	1,084,562	1,223,771
Accrued dividends and distributions	—	—	—	418,661	—
Security deposits and prepaid rents	699,528	653,640	559,768	539,802	423,797
Obligations associated with assets held for sale and contribution	283	1,089	7,882	—	—
Total Liabilities	$23,739,412	$23,853,149	$21,902,406	$22,107,836	$22,118,781

Redeemable noncontrolling interests	1,535,972	1,505,889	1,459,322	1,433,185	1,465,636

Equity
Preferred Stock: $0.01 par value per share, 110,000 shares authorized:
Series J Cumulative Redeemable Preferred Stock (2)	$193,540	$193,540	$193,540	$193,540	$193,540
Series K Cumulative Redeemable Preferred Stock (3)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (4)	334,886	334,886	334,886	334,886	334,886
Common Stock: $0.01 par value per share, 502,000 shares authorized (5)	3,400	3,374	3,338	3,337	3,285
Additional paid-in capital	29,182,332	28,720,826	28,091,661	28,079,738	27,229,143
Dividends in excess of earnings	(6,358,501)	(5,997,607)	(6,604,217)	(6,292,085)	(6,060,642)
Accumulated other comprehensive (loss), net	(533,891)	(543,756)	(926,874)	(1,182,283)	(657,364)
Total Stockholders' Equity	$23,025,030	$22,914,527	$21,295,598	$21,340,397	$21,246,112

Noncontrolling Interests
Noncontrolling interest in operating partnership	$420,280	$431,000	$415,956	$396,099	$427,930
Noncontrolling interest in consolidated entities	7,940	10,430	7,280	6,099	36,933

Total Noncontrolling Interests	$428,220	$441,430	$423,236	$402,198	$464,863

Total Equity	$23,453,250	$23,355,957	$21,718,834	$21,742,595	$21,710,975

Total Liabilities and Equity	$48,728,634	$48,714,995	$45,080,562	$45,283,616	$45,295,392

(1)	Net of allowance for doubtful accounts of $85,274 and $56,353 as of September 30, 2025 and September 30, 2024, respectively.
(2)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 liquidation preference ($25.00 per share), 8,000 shares issued and outstanding as of September 30, 2025 and September 30, 2024.
(3)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 liquidation preference ($25.00 per share), 8,400 shares issued and outstanding as of September 30, 2025 and September 30, 2024.
(4)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 liquidation preference ($25.00 per share), 13,800 shares issued and outstanding as of September 30, 2025 and September 30, 2024.
(5)	Common Stock: 343,041 and 331,347 shares issued and outstanding as of September 30, 2025 and September 30, 2024, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Third Quarter 2025

44

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$1,157,869
Campus	1,926,759
Other (4)	81,297
Total Cash NOI, Annualized	$3,165,925
less: Partners' share of consolidated JVs	(82,234)
Acquisitions / dispositions / expirations	(25,104)
FY 2025 backlog cash NOI and 3Q25 carry-over (stabilized) (5)	103,307
Total Consolidated Cash NOI, Annualized	$3,161,894

Digital Realty's Pro Rata Share of Unconsolidated Entities Cash NOI (3) (6)	$348,450

Other Income
Development and Management Fees (net), Annualized	$145,591

Other Assets
Pre-stabilized inventory, at cost (7)	$295,056
Land held for development	66,668
Development CIP (8)	5,422,338
less: Investment associated with FY25 Backlog NOI (9)	(454,243)
Cash and cash equivalents	3,299,703
Accounts and other receivables, net	1,496,105
Other assets	500,262
less: Partners' share of consolidated entities assets	(132,065)
Total Other Assets	$10,493,824

Liabilities
Global unsecured revolving credit facilities	$1,173,282
Unsecured term loans	440,025
Unsecured senior notes	15,923,345
Secured and other debt	833,431
Accounts payable and other accrued liabilities	2,377,726
Deferred tax liabilities	1,151,374
Security deposits and prepaid rents	699,528
Obligations associated with assets held for sale and contribution	283
Backlog NOI cost to complete (9)	78,616
Preferred stock	755,000
Digital Realty's share of unconsolidated entities debt	2,082,912
less: Partners' share of consolidated entities liabilities	(489,824)
Total Liabilities	$25,025,698

(1)	Backlog and associated financial line items include activity related to unconsolidated entities properties.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 32.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 3Q25 Cash NOI of $3.2 billion. NOI is allocated based on management’s estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leases that are expected to commence through December 31, 2025. Includes Digital Realty’s share of signed leases at unconsolidated entities properties.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated entities operating income to cash NOI, see page 29.
(7)	Excludes Digital Realty’s share of cost at unconsolidated entities properties.
(8)	See page 26 for further details on the breakdown of the construction in progress balance.
(9)	Includes Digital Realty’s share of construction in progress and expected cost to complete at unconsolidated entities properties.

Debt Maturities	Financial Supplement
Unaudited and Dollars in thousands	Third Quarter 2025

	As of September 30, 2025
		Interest Rate
	Interest	Including
	Rate	Swaps	2025	2026	2027	2028	2029	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility	2.894%	2.894%	—	—	—	—	—	$1,053,613	$1,053,613
Yen revolving credit facility	1.030%	1.030%	—	—	—	—	—	119,670	119,670
Deferred financing costs, net	—	—	—	—	—	—	—	—	(21,241)
Total Global Unsecured Revolving Credit Facilities	2.704%	2.704%	—	—	—	—	—	$1,173,282	$1,152,042

Unsecured Term Loans (1)
Euro term loan facility	2.746%	2.746%	—	—	$440,025	—	—	—	$440,025
Deferred financing costs, net	—	—	—	—	—	—	—	—	(1,092)
Total Unsecured Term Loans	2.746%	2.746%	—	—	$440,025	—	—	—	$438,933

Senior Notes
€1.08 billion 2.500% Notes due 2026	2.500%	2.500%	—	$1,261,405	—	—	—	—	$1,261,405
₣275 million 0.200% Notes due 2026	0.200%	0.200%	—	345,305	—	—	—	—	345,305
₣150 million 1.700% Notes due 2027	1.700%	1.700%	—	—	$188,348	—	—	—	188,348
$1.00 billion 3.700% Notes due 2027 (2)	3.700%	2.485%	—	—	1,000,000	—	—	—	1,000,000
€500 million 1.125% Notes due 2028	1.125%	1.125%	—	—	—	$586,700	—	—	586,700
$900 million 5.550% Notes due 2028 (2)	5.550%	3.996%	—	—	—	900,000	—	—	900,000
$650 million 4.450% Notes due 2028	4.450%	4.450%	—	—	—	650,000	—	—	650,000
₣270 million 0.550% Notes due 2029	0.550%	0.550%	—	—	—	—	$339,027	—	339,027
$900 million 3.600% Notes due 2029	3.600%	3.600%	—	—	—	—	900,000	—	900,000
£350 million 3.300% Notes due 2029	3.300%	3.300%	—	—	—	—	470,610	—	470,610
$1.15 billion 1.875% Exchangeable Notes due 2029 (2)	1.875%	1.263%	—	—	—	—	1,150,000	—	1,150,000
€750 million 1.500% Notes due 2030	1.500%	1.500%	—	—	—	—	—	$880,050	880,050
£550 million 3.750% Notes due 2030	3.750%	3.750%	—	—	—	—	—	739,530	739,530
€500 million 1.250% Notes due 2031	1.250%	1.250%	—	—	—	—	—	586,700	586,700
€1.00 billion 0.625% Notes due 2031	0.625%	0.625%	—	—	—	—	—	1,173,400	1,173,400
€750 million 1.000% Notes due 2032	1.000%	1.000%	—	—	—	—	—	880,050	880,050
€750 million 1.375% Notes due 2032	1.375%	1.375%	—	—	—	—	—	880,050	880,050
€850 million 3.875% Notes due 2033	3.875%	3.875%	—	—	—	—	—	997,390	997,390
€850 million 3.875% Notes due 2034	3.875%	3.875%	—	—	—	—	—	997,390	997,390
€850 million 3.875% Notes due 2035	3.875%	3.875%	—	—	—	—	—	997,390	997,390
Unamortized discounts, net	—	—	—	—	—	—	—	—	(41,302)
Deferred financing costs, net	—	—	—	—	—	—	—	—	(73,478)
Total Senior Notes	2.648%	2.440%	—	$1,606,710	$1,188,348	$2,136,700	$2,859,637	$8,131,950	$15,808,565

Secured Debt
ICN10 Facilities	4.720%	3.133%	—	—	—	—	—	$12,036	$12,036
Westin	3.290%	3.290%	—	—	$135,000	—	—	—	135,000
Teraco Loans	9.260%	9.891%	$216	$52,745	104,626	$392,462	$12,739	45,212	608,000
Deferred financing costs, net	—	—	—	—	—	—	—	—	(3,546)
Total Secured Debt	8.120%	8.603%	$216	$52,745	$239,626	$392,462	$12,739	$57,248	$751,490

Other Debt
Icolo loans	12.804%	12.804%	—	$5,965	$4,504	$1,129	$5,999	—	$17,597
Total Other Debt	12.804%	12.804%	—	$5,965	$4,504	$1,129	$5,999	—	$17,597

Mandatorily Redeemable Preferred Shares (Teraco)
Mandatorily Redeemable Preferred Shares (Teraco)	9.675%	9.675%	—	$60,798	—	—	—	—	$60,798
Unamortized discounts, net	—	—	—	—	—	—	—	—	(3,991)
Total Redeemable Preferred Shares	9.675%	9.675%	—	$60,798	—	—	—	—	$56,807

Total unhedged variable rate debt	—	—	$41	$61,883	$442,031	$10,806	—	$1,177,884	$1,692,645
Total fixed rate / hedged variable rate debt	—	—	175	1,664,335	1,430,473	2,519,485	$2,878,375	8,184,596	16,677,439
Total Debt	2.912%	2.751%	$216	$1,726,218	$1,872,504	$2,530,291	$2,878,375	$9,362,480	$18,370,084

Weighted Average Interest Rate			9.891%	2.554%	2.964%	4.365%	2.305%	2.446%	2.751%

Summary

Weighted Average Term to Initial Maturity									4.4 Years

Weighted Average Maturity (assuming exercise of extension options)									4.5 Years

Global Unsecured Revolving Credit Facilities Detail As of September 30, 2025

	Maximum Available	Existing Capacity (3)	Currently Drawn

Global Unsecured Revolving Credit Facilities	$4,471,652	$3,200,994	$1,173,283

(1)	Assumes all extensions will be exercised.
(2)	Subject to cross-currency swaps.
(3)	Net of letters of credit issued of $97.4 million.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	Third Quarter 2025

	As of September 30, 2025

				Global Unsecured
	Unsecured Senior Notes			Credit Facilities
Debt Covenant Ratios (1)	Required	Actual (2)	Actual (3)	Required	Actual
Total outstanding debt / total assets (4)	Less than 60%	41%	35%	Less than 60% (5)	31%
Secured debt / total assets (6)	Less than 40%	5%	1%	Less than 40% (7)	4%
Total unencumbered assets / unsecured debt	Greater than 150%	254%	278%	N/A	N/A
Consolidated EBITDA / interest expense (8)	Greater than 1.50x	4.3x	4.3x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.50x	4.8x
Unsecured debt / total unencumbered asset value (9) (10)		N/A	N/A	Less than 60%	N/A
Unencumbered assets debt service coverage ratio (9)		N/A	N/A	Greater than 1.50x	5.4x

(1)	For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Third Amended and Restated Global Senior Credit Agreement dated as of September 24, 2024 and the Second Amended and Restated Yen facility Credit Agreement dated as of September 24, 2024, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(2)	Ratios for the Unsecured Senior Notes listed on page 17 except for the 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.875% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032, 1.375% notes due 2032, 3.875% notes due 2033, 3.875% notes due 2034 and 3.875% notes due 2035.
(3)	Ratios for the 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.875% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032, 1.375% notes due 2032, 3.875% notes due 2033, 3.875% notes due 2034 and 3.875% notes due 2035.
(4)	This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Third Amended and Restated Global Senior Credit Agreement dated as of September 24, 2024 and the Second Amended and Restated Yen facility Credit Agreement dated as of September 24, 2024, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(5)	The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following any acquisition of one or more Assets.
(6)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility.
(7)	The company has the right to maintain a Secured Debt Leverage Ratio of greater than 40.0% but less than or equal to 45.0% for up to four consecutive fiscal quarters during the term of the facility following any acquisition of one or more Assets.
(8)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).
(9)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the global unsecured revolving credit facility and the Yen facility.
(10)	The Unsecured Debt to Total Unencumbered Asset Value covenant under the Global Revolving Credit Facility currently is not applicable based on the company's debt rating of BBB+.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Third Quarter 2025

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended					Nine Months Ended
	30-Sep-25	30-Sep-24	% Change	30-Jun-25	% Change	30-Sep-25	30-Sep-24	% Change
Rental revenues	$738,157	$686,016	7.6%	$708,370	4.2%	$2,144,448	$2,029,085	5.7%
Tenant reimbursements - Utilities	244,830	230,725	6.1%	226,623	8.0%	681,226	659,819	3.2%
Tenant reimbursements - Other	26,283	26,988	(2.6%)	26,255	0.1%	79,062	79,828	(1.0%)
Interconnection and other	91,126	83,143	9.6%	90,656	0.5%	266,569	241,891	10.2%
Total Revenue	$1,100,396	$1,026,872	7.2%	$1,051,904	4.6%	$3,171,304	$3,010,623	5.3%

Utilities	$275,180	$270,051	1.9%	$250,323	9.9%	$765,651	$757,885	1.0%
Rental property operating	199,350	175,037	13.9%	190,062	4.9%	561,119	514,581	9.0%
Property taxes	41,001	35,844	14.4%	36,267	13.1%	111,800	109,987	1.6%
Insurance	4,849	3,802	27.5%	4,876	(0.6%)	14,185	11,403	24.4%
Total Expenses	$520,380	$484,734	7.4%	$481,528	8.1%	$1,452,756	$1,393,856	4.2%

Net Operating Income (2)	$580,016	$542,138	7.0%	$570,377	1.7%	$1,718,549	$1,616,767	6.3%
Less:
Stabilized straight-line rent	$5,920	$10,542	(43.8%)	$4,843	22.3%	$8,739	$2,170	302.6%
Above- and below-market rent	580	550	5.5%	537	8.1%	1,682	1,704	(1.3%)
Cash Net Operating Income (3)	$573,516	$531,046	8.0%	$564,997	1.5%	$1,708,127	$1,612,893	5.9%

Cash NOI impact of holding '24 Exchange Rates Constant (4)	(14,968)	—				(22,865)	—
Constant Currency Cash Net Operating Income	$558,548	$531,046	5.2%			$1,685,262	$1,612,893	4.5%

Stabilized Portfolio occupancy at period end (5)	83.7%	83.7%	0.0%	83.7%	0.0%	83.7%	83.7%	0.0%

(1)	Represents buildings owned as of December 31, 2023 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2024-2025, buildings classified as held for sale and contribution, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 32.
(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 32.
(4)	Adjustment calculated by holding currency translation rates for 2025 constant with average currency translation rates that were applicable to the same periods in 2024.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter End September 30, 2025	Third Quarter 2025

	0-1 MW		> 1 MW		Other (3)		Total
Leasing Activity - New (1) (2)	3Q25	LTM	3Q25	LTM	3Q25	LTM	3Q25	LTM

Annualized GAAP Rent (in thousands)	$64,880	$253,267	$76,148	$315,889	$1,127	$3,549	$142,155	$572,705

Kilowatt leased	18,187	75,117	31,613	130,261	—	—	49,800	205,377
NRSF (in thousands)	200	835	223	1,049	19	61	442	1,945

Weighted Average Lease Term (years)	4.7	4.5	7.2	9.7	6.9	7.7	6.2	7.5

Initial stabilized cash rent per Kilowatt	$291	$278	$185	$173	—	—	$224	$211
GAAP rent per Kilowatt	$297	$281	$201	$202	—	—	$236	$231
Leasing cost per Kilowatt	$45	$25	$4	$2	—	—	$19	$10

Net Effective Economics by Kilowatt (4)

Base rent by Kilowatt	$302	$284	$202	$204	—	—	$238	$234
Rental concessions by Kilowatt	$4	$3	$1	$2	—	—	$2	$3
Estimated operating expense by Kilowatt	$84	$80	$50	$51	—	—	$63	$62

Net rent per Kilowatt	$213	$201	$151	$151	—	—	$173	$169

Tenant improvements by Kilowatt	$10	$2	—	—	—	—	$4	$1
Leasing commissions by Kilowatt	$11	$8	$1	$0	—	—	$4	$3

Net effective rent per Kilowatt	$192	$190	$150	$150	—	—	$165	$165

Initial stabilized cash rent per NRSF	$319	$300	$314	$258	$54	$52	$305	$269
GAAP rent per NRSF	$325	$303	$341	$301	$58	$58	$321	$294
Leasing cost per NRSF	$49	$27	$7	$3	$3	$3	$26	$13

Net Effective Economics by NRSF (4)

Base rent by NRSF	$330	$307	$342	$304	$58	$58	$324	$298
Rental concessions by NRSF	$5	$4	$1	$3	—	$0	$3	$3
Estimated operating expense by NRSF	$92	$87	$85	$78	$8	$8	$85	$80

Net rent per NRSF	$233	$216	$256	$223	$50	$49	$236	$215

Tenant improvements by NRSF	$11	$3	—	—	—	—	$5	$1
Leasing commissions by NRSF	$12	$8	$1	—	$2	$1	$6	$4

Net effective rent per NRSF	$209	$205	$255	$223	$48	$48	$225	$210

(1)	Excludes short-term, roof, storage, and garage leases.
(2)	Includes leases for new and re-leased space.
(3)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(4)	All dollar amounts are per square foot averaged over lease term. Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by net rentable square feet.

Summary of Leasing Activity	Financial Supplement
Leases Renewed in the Quarter Ended September 30, 2025	Third Quarter 2025

	0-1 MW		> 1 MW		Other (4)		Total
Leasing Activity - Renewals (1) (2) (3)	3Q25	LTM	3Q25	LTM	3Q25	LTM	3Q25	LTM

Leases renewed (Kilowatt)	34,934	140,294	19,258	104,707	—	—	54,192	245,001
Leases renewed (NRSF in thousands)	486	1,957	223	1,215	65	443	774	3,616
Leasing cost per Kilowatt	$1	$1	—	$1	—	—	$1	$1
Leasing cost per NRSF	$1	$1	—	$1	—	$2	$1	$1

Weighted Term (years)	1.3	1.3	4.1	4.1	6.4	4.2	2.8	2.6

Cash Rent

Expiring cash rent per Kilowatt	$315	$312	$178	$138	—	—	$267	$237
Renewed cash rent per Kilowatt	$329	$325	$214	$151	—	—	$288	$251

% Change Cash Rent Per Kilowatt	4.2%	4.3%	19.9%	9.7%	—	—	7.9%	5.6%

Expiring cash rent per NRSF	$272	$268	$184	$142	$64	$51	$229	$199
Renewed cash rent per NRSF	$284	$280	$221	$156	$71	$65	$248	$212

% Change Cash Rent Per NRSF	4.2%	4.3%	19.9%	9.7%	11.2%	26.2%	8.0%	6.3%

GAAP Rent

Expiring GAAP rent per Kilowatt	$315	$311	$164	$128	—	—	$261	$232
Renewed GAAP rent per Kilowatt	$329	$326	$222	$154	—	—	$291	$252

% Change GAAP Rent Per Kilowatt	4.4%	4.8%	35.8%	20.8%	—	—	11.4%	8.5%

Expiring GAAP rent per NRSF	$272	$267	$169	$132	$61	$47	$224	$195
Renewed GAAP rent per NRSF	$284	$280	$230	$159	$72	$67	$250	$213

% Change GAAP Rent Per NRSF	4.4%	4.8%	35.8%	20.8%	17.5%	40.9%	11.5%	9.5%

Retention ratio (5)	85.7%	79.5%	49.8%	71.7%	73.0%	57.4%	70.1%	73.3%

Churn (6)	1.9%	8.8%	1.5%	3.4%	0.5%	7.1%	1.6%	5.8%

(1)	Excludes short-term, roof, storage, and garage leases.
(2)	Rental rates represent annual estimated cash rent per kilowatt and net rentable square feet, adjusted for straight-line rents in accordance with GAAP.
(3)	Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Based on square feet.
(6)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by net rentable square feet.

Lease Expirations - By Size	Financial Supplement
Dollars and Square Feet in Thousands (except per square foot and per kW data)	Third Quarter 2025

			% of	Annualized Rent Per	Annualized Rent Per				Rent Per kW
	Square Footage of	Annualized	Annualized	Occupied	Occupied Square	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Expiring Leases (1)	Rent (2)	Rent	Square Foot	Foot at Expiration	at Expiration	Leases	Per Month	Expiration
0-1 MW
Available	2,901	—	—	—	—	—	—	—	—
Month to Month (3)	246	$73,327	1.8%	$298	$299	$73,769	14,624	$418	$420
2025	656	215,995	5.2%	329	329	216,002	46,444	388	388
2026	2,036	649,569	15.7%	319	321	652,672	149,114	363	365
2027	736	187,511	4.5%	255	261	192,527	57,633	271	278
2028	526	136,414	3.3%	259	279	146,672	40,652	280	301
2029	331	72,453	1.8%	219	238	78,889	24,682	245	266
2030	292	66,011	1.6%	226	251	73,237	20,220	272	302
2031	111	20,746	0.5%	187	219	24,295	7,190	240	282
2032	68	15,968	0.4%	236	270	18,298	5,528	241	276
2033	34	9,031	0.2%	268	314	10,578	2,640	285	334
2034	20	2,419	0.1%	123	123	2,429	814	248	249
Thereafter	41	5,793	0.1%	142	159	6,513	2,834	170	192

Total / Wtd. Avg.	7,998	$1,455,237	35.2%	$285	$293	$1,495,881	372,375	$326	$335

> 1 MW	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,288	—	—	—	—	—	—	—	—
Month to Month (3)	115	$23,793	0.6%	$207	$207	$23,820	10,187	$195	$195
2025	287	55,061	1.3%	192	192	55,061	30,412	151	151
2026	1,774	275,082	6.6%	155	157	278,158	160,859	143	144
2027	1,641	269,614	6.5%	164	170	278,161	156,036	144	149
2028	1,680	230,035	5.6%	137	144	242,744	152,316	126	133
2029	1,954	300,589	7.3%	154	166	324,047	217,043	115	124
2030	1,689	266,307	6.4%	158	172	290,189	175,732	126	138
2031	1,125	170,822	4.1%	152	174	195,539	115,720	123	141
2032	872	126,909	3.1%	146	163	141,717	94,087	112	126
2033	537	90,683	2.2%	169	194	104,299	56,629	133	153
2034	1,274	158,804	3.8%	125	144	182,777	122,408	108	124
Thereafter	2,741	478,523	11.6%	175	230	630,676	279,218	143	188

Total / Wtd. Avg.	16,976	$2,446,223	59.1%	$156	$175	$2,747,188	1,570,647	$130	$146

Other (4)	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,221	—	—	—	—	—	—	—	—
Month to Month (3)	80	$5,277	0.1%	$66	$66	$5,277	—	—	—
2025	148	1,941	0.0%	13	13	1,956	—	—	—
2026	913	26,557	0.6%	29	29	26,705	—	—	—
2027	373	14,648	0.4%	39	41	15,174	—	—	—
2028	499	15,209	0.4%	31	32	16,055	—	—	—
2029	634	42,053	1.0%	66	73	46,303	—	—	—
2030	894	47,877	1.2%	54	61	54,178	—	—	—
2031	133	4,390	0.1%	33	39	5,153	—	—	—
2032	111	6,703	0.2%	61	67	7,379	—	—	—
2033	109	4,439	0.1%	41	46	5,065	—	—	—
2034	566	20,871	0.5%	37	45	25,336	—	—	—
Thereafter	2,335	45,985	1.1%	20	23	54,366	—	—	—

Total / Wtd. Avg.	8,015	$235,950	5.7%	$35	$39	$262,946	—	—	—

Total	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	5,410	—	—	—	—	—	—	—	—
Month to Month (3)	441	$102,396	2.5%	$232	$233	$102,866	—	—	—
2025	1,092	272,997	6.6%	250	250	273,019	—	—	—
2026	4,724	951,208	23.0%	201	203	957,535	—	—	—
2027	2,750	471,774	11.4%	172	177	485,862	—	—	—
2028	2,705	381,672	9.2%	141	150	405,486	—	—	—
2029	2,919	415,119	10.0%	142	154	449,265	—	—	—
2030	2,875	380,196	9.2%	132	145	417,604	—	—	—
2031	1,368	195,957	4.7%	143	164	224,986	—	—	—
2032	1,050	149,579	3.6%	142	159	167,393	—	—	—
2033	679	104,153	2.5%	153	177	119,942	—	—	—
2034	1,860	182,095	4.4%	98	113	210,542	—	—	—
Thereafter	5,117	530,301	12.8%	104	135	691,555	—	—	—

Total / Wtd. Avg.	32,991	$4,137,447	100.0%	$150	$163	$4,506,057	—	—	—

(1)	For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2025, multiplied by 12.
(3)	Includes leases, licenses, and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(4)	Other includes unimproved building shell capacity as well as storage and office space within fully improved data center facilities.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated entities based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Third Quarter 2025

s

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	74	$561,963	12.1%	8.9
2	Oracle Corporation	43	388,673	8.4%	10.0
3	Social Content Platform	33	245,093	5.3%	3.1
4	Global Cloud Provider	64	213,198	4.6%	3.6
5	IBM	34	114,120	2.5%	2.7
6	Equinix	16	93,702	2.0%	4.9
7	LinkedIn Corporation	8	81,016	1.7%	2.7
8	Meta Platforms, Inc.	49	72,971	1.6%	3.1
9	Fortune 25 Investment Grade-Rated Company	29	68,830	1.5%	2.1
10	Social Media Platform	3	63,416	1.4%	5.6
11	Specialized Cloud Provider	4	60,350	1.3%	3.9
12	Lumen Technologies, Inc.	113	56,666	1.2%	8.0
13	Fortune 25 Tech Company	54	53,500	1.2%	3.2
14	AT&T	77	48,503	1.0%	2.5
15	Comcast Corporation	43	46,807	1.0%	2.8
16	JPMorgan Chase & Co.	21	43,261	0.9%	2.8
17	Quantitative Research and Investment Firm	2	40,509	0.9%	5.8
18	Rackspace	25	39,762	0.9%	8.3
19	Morgan Stanley	13	39,750	0.9%	3.8
20	Zayo	116	36,607	0.8%	1.2
	Total / Weighted Average		$2,368,697	51.2%	6.0

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements) and interconnection revenue under existing leases as of September 30, 2025, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated entities based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Occupancy Analysis	Financial Supplement
Dollars and Square Feet in Thousands	Third Quarter 2025

5

	Net Rentable	Space Under Active	Space Held for	Annualized	Occupancy (5)		White Space	Data Center
Metropolitan Area	Square Feet (1)	Development (2)	Development (3)	Rent (4)	30-Sep-25	30-Jun-25	IT Load (6)	Count
North America

Northern Virginia	5,074	465	252	$720,519	95.0%	94.9%	491.1	16
Chicago	2,230	565	68	245,022	93.6%	92.4%	81.0	7
New York	1,498	—	98	194,837	72.3%	72.7%	57.5	10
Dallas	2,840	408	158	191,668	82.2%	81.7%	96.7	17
Silicon Valley	1,191	—	33	160,643	88.0%	84.4%	94.6	11
Portland	1,147	—	—	157,837	99.9%	99.8%	123.6	3
Phoenix	783	19	—	76,426	75.6%	75.3%	42.5	2
Toronto	593	—	135	66,998	96.5%	96.4%	55.8	2
San Francisco	844	—	—	62,637	58.9%	56.9%	31.5	5
Seattle	405	—	—	61,628	68.2%	68.9%	5.9	1
Atlanta	154	68	314	49,485	77.4%	79.1%	11.1	3
Los Angeles	778	—	80	47,366	83.5%	79.3%	17.2	2
Houston	393	—	14	18,710	69.7%	69.6%	12.0	6
Boston	336	—	51	11,876	40.9%	40.6%	13.9	2
Miami	150	—	12	8,847	85.5%	78.1%	1.3	1
Austin	86	—	—	7,645	60.8%	59.6%	4.3	1
Charlotte	95	—	—	6,509	94.3%	94.4%	1.5	3
North America Total/Weighted Average	18,598	1,526	1,213	$2,088,652	85.5%	84.8%	1,141.5	92

EMEA

Frankfurt	1,963	1,210	—	$253,869	83.8%	87.6%	125.3	24
London	1,359	66	76	247,463	65.7%	67.5%	96.9	13
Amsterdam	1,314	240	92	211,418	87.6%	86.9%	116.3	13
Johannesburg	1,681	530	—	184,054	83.2%	84.1%	92.4	5
Paris	1,147	737	—	177,162	87.0%	83.2%	111.1	12
Zurich	596	—	—	88,871	78.3%	75.0%	44.8	3
Marseille	558	237	378	87,245	76.5%	75.5%	45.2	4
Dublin	555	—	—	67,707	73.6%	73.5%	39.3	9
Madrid	352	56	—	59,122	79.3%	76.4%	22.6	4
Vienna	356	133	—	56,354	82.2%	82.5%	25.6	3
Cape Town	326	402	—	48,938	89.1%	87.8%	21.1	2
Brussels	338	—	—	42,567	70.8%	70.8%	21.5	3
Copenhagen	226	—	99	27,660	73.5%	73.8%	12.9	3
Stockholm	245	—	—	23,273	44.9%	45.2%	16.8	6
Dusseldorf	142	—	71	21,767	66.7%	66.4%	7.7	3
Athens	148	61	—	21,247	82.7%	83.6%	9.0	4
Durban	59	—	—	7,841	69.6%	68.7%	2.1	1
Mombasa	37	—	21	4,761	45.6%	43.2%	1.9	2
Zagreb	24	10	—	4,088	98.0%	96.0%	0.9	1
Nairobi	16	75	—	3,764	70.1%	68.1%	0.9	1
Maputo	3	—	—	636	45.7%	41.6%	0.2	1
Rome	0	37	—	203	100.0%	100.0%	0.1	1
Crete	11	—	—	172	4.6%	2.2%	1.0	1
Barcelona	—	144	—	—	—	—	—	—
EMEA Total/Weighted Average	11,454	3,938	738	$1,640,182	79.2%	79.2%	815.5	119

Asia Pacific

Singapore	793	—	97	$230,839	89.9%	89.8%	72.1	3
Sydney	361	—	88	28,537	83.3%	83.3%	22.8	4
Hong Kong	180	—	104	22,429	86.1%	73.6%	13.5	1
Melbourne	147	—	—	18,938	90.5%	90.5%	9.6	2
Seoul	162	1,025	—	8,677	35.6%	33.6%	12.0	1
Asia Pacific Total/Weighted Average	1,643	1,025	289	$309,420	82.7%	81.4%	129.9	11

Consolidated Portfolio Total/Weighted Average	31,694	6,488	2,240	$4,038,255	83.1%	82.6%	2,087.0	222

Held For Sale (7)	126	—	—	$4,467	32.6%	81.6%	4.5	2

Managed Unconsolidated entities

Northern Virginia	3,390	2,516	—	$332,684	97.2%	97.5%	252.5	15
Chicago	1,118	—	—	126,395	97.0%	98.5%	94.2	3
Frankfurt	551	—	—	58,037	85.5%	85.7%	46.1	5
Dallas	463	—	10	39,346	99.9%	99.9%	26.0	3
Silicon Valley	442	—	400	30,575	100.0%	100.0%	10.9	4
Paris	181	90	—	26,681	80.5%	80.5%	20.0	1
New York	144	—	—	20,224	100.0%	100.0%	7.2	1
Los Angeles	197	—	—	11,139	84.9%	83.9%	4.6	2
Toronto	104	—	—	12,550	81.4%	80.9%	6.8	1
Hong Kong	186	—	—	7,361	32.9%	44.4%	11.0	1
Lagos	8	26	—	2,548	56.3%	58.7%	0.7	3
Accra	24	—	—	—	—	—	1.7	1
Managed Unconsolidated Portfolio Total/Weighted Average	6,809	2,632	409	$667,540	93.5%	94.5%	481.4	40

Managed Portfolio Total/Weighted Average	38,503	9,120	2,650	$4,705,795	84.9%	84.8%	2,568.4	262

Digital Realty Share Total/Weighted Average (8)	32,991	6,296	2,584	$4,137,447	83.6%	82.8%	2,176.6	—

Non-Managed Unconsolidated entities

Sao Paulo	1,490	37	1,161	$192,633	98.7%	98.1%	125.6	25
Tokyo	1,238	360	—	114,019	76.1%	78.5%	79.9	5
Osaka	615	164	—	81,620	85.1%	85.1%	61.9	4
Santiago	214	47	47	26,890	95.4%	100.0%	16.2	3
Queretaro	105	—	583	12,914	100.0%	100.0%	8.0	3
Rio De Janeiro	112	—	—	11,378	100.0%	100.0%	8.0	2
Seattle	51	—	—	7,770	100.0%	100.0%	9.0	1
Jakarta	222	—	—	3,590	30.1%	64.4%	6.5	2
Fortaleza	94	—	—	2,174	13.6%	12.6%	6.2	1
Chennai	61	—	119	476	8.5%	2.7%	7.2	1
Mumbai	—	501	—	—	—	—	—	—
Bogota	—	—	197	—	—	—	—	2
Non-Managed Portfolio Total/Weighted Average	4,203	1,110	2,109	$453,464	83.1%	85.3%	328.4	49

Portfolio Total/Weighted Average	42,706	10,230	4,758	$5,159,259	84.8%	84.8%	2,896.8	311

(1)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Space under active development includes current Base Building and Data Center projects in progress.
(3)	Space held for development includes space held for future Data Center development and excludes space under active development.
(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2025, multiplied by 12.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.
(6)	White Space IT Load represents UPS-backed utility power dedicated to Digital Realty’s operated data center space.
(7)	Held for Sale represents the assets targeted to be sold or contributed in 4Q25.
(8)	Represents consolidated portfolio plus our managed portfolio of unconsolidated entities based on our ownership percentage.

Development Lifecycle (1)	Financial Supplement
Dollars in Thousands	Third Quarter 2025

	Future Development Capacity				Data Center Construction

	IT Capacity (100% Share) (2)		Total Investment (3)		Project Summary (4)			100% Share (4)			DLR Share (5)

					Under		Average	Current	Future	Total	Current	Future	Total
			100% Share	DLR Share	Construction		Expected	Investment	Investment	Investment	Investment	Investment	Investment	Yields
Region	Land (MW)	Shell (MW)	(4)	(5)	(MW)	% Leased	Completion	(6)	(7)	(8)	(6)	(7)	(8)	(9)
Northern Virginia	900	60	$2,184,302	$1,496,952	340	72%	3Q26	$1,266,885	$2,701,768	$3,968,652	$568,814	$943,296	$1,512,110
Chicago	80	—	113,126	113,126	54	89%	4Q26	184,877	477,137	662,014	184,877	477,137	662,014
Dallas	680	40	503,071	151,453	68	100%	3Q26	90,997	852,652	943,649	89,546	566,377	655,922
Other	960	130	1,737,059	1,630,925	6	87%	3Q26	70,769	36,759	107,528	41,926	27,746	69,672
Americas	2,620	230	$4,537,558	$3,392,456	468	78%		$1,613,528	$4,068,316	$5,681,844	$885,163	$2,014,556	$2,899,718	13.2%

Frankfurt	90	60	$958,355	$770,951	44	24%	3Q26	$651,655	$316,805	$968,460	$651,655	$316,805	$968,460
Amsterdam	40	—	40,361	40,361	39	47%	1Q26	419,414	187,079	606,493	419,414	187,079	606,493
Paris	230	50	481,635	421,394	35	23%	4Q26	338,608	278,337	616,945	251,961	250,589	502,551
Other	520	130	925,820	852,954	90	19%	3Q26	613,088	650,095	1,263,183	535,398	602,455	1,137,854
EMEA	880	240	$2,406,171	$2,085,659	208	26%		$2,022,765	$1,432,316	$3,455,081	$1,858,429	$1,356,929	$3,215,357	10.3%

Tokyo	30	20	$108,286	$54,143	21	56%	1Q26	$154,299	$94,489	$248,788	$77,150	$47,244	$124,394
Osaka	40	—	27,189	13,594	15	20%	3Q26	109,308	78,764	188,072	54,654	39,382	94,036
Sydney	—	10	43,906	43,906	7	100%	2Q26	6,139	66,489	72,628	6,139	66,489	72,628
Other	150	110	705,091	564,625	10	_	4Q26	15,500	29,763	45,263	5,162	9,911	15,073
APAC	220	140	$884,471	$676,268	53	41%		$285,246	$269,505	$554,751	$143,104	$163,027	$306,131	10.2%

Total	3,720	610	$7,828,200	$6,154,384	730	61%		$3,921,539	$5,770,138	$9,691,676	$2,886,695	$3,534,511	$6,421,207	11.6%

(1)	Includes development projects in consolidated and unconsolidated entities.
(2)	Represents the expected megawatt capacity to be developed based on our current plans and estimates; actual megawatt capacity developed may differ. Includes land and space held or actively under construction in preparation for future data center fit-out.
(3)	Represents cost incurred through September 30, 2025, plus remaining cost to complete on approved phases in preparation for future data center fit-out, including pro-rata share of acquisition, shell, and infrastructure costs.
(4)	Includes Digital Realty's and partners' shares in development joint ventures projects.
(5)	Includes only Digital Realty's share in development joint ventures projects.
(6)	Represents cost incurred through September 30, 2025.
(7)	Represents estimated cost to complete scope of work pursuant to approved development budget.
(8)	Represents total cost to develop a data center, including pro-rata share of acquisition, infrastructure, and shell space, plus the direct investment in the data center fit-out.
(9)	Represents pre-tax estimated stabilized cash yields, which are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.

Construction Projects in Progress (1)	Financial Supplement
Dollars in Thousands	Third Quarter 2025

	100% Share (2)			DLR Share (3)
	Current	Future	Total	Current	Future	Total
Construction Projects in Progress	Investment (4) (10)	Investment (5)	Investment	Investment (4) (6) (10)	Investment (5)	Investment
Future Development Capacity (7)	$3,740,424	$4,087,776	$7,828,200	$3,104,277	$3,050,107	$6,154,384
Data Center Construction	3,921,539	5,770,138	9,691,677	2,886,695	3,534,511	6,421,206
Equipment Pool & Other Inventory (8)	243,605	—	243,605	243,605	—	243,605
Campus, Tenant Improvements & Other (9)	339,460	240,627	580,087	339,460	240,627	580,087
Total Land Held and Development CIP	$8,245,028	$10,098,541	$18,343,569	$6,574,037	$6,825,245	$13,399,282

Enhancement & Other	$8,819	$3,771	$12,590	$8,819	$3,771	$12,590
Recurring	33,805	51,866	85,671	33,805	51,866	85,671
Total Land Held and Construction in Progress	$8,287,652	$10,154,178	$18,441,830	$6,616,661	$6,880,882	$13,497,543

(1)	Includes development projects in consolidated and unconsolidated entities.
(2)	Includes Digital Realty's and partners' shares in development joint ventures projects.
(3)	Includes only Digital Realty's share in development joint ventures projects.
(4)	Represents cost incurred through September 30, 2025.
(5)	Represents estimated cost to complete scope of work pursuant to approved development budget.
(6)	Excludes $106.5 million representing our partners' shares in consolidated entities included in Construction in Progress or Land Held for Future Development in our Consolidated Balance Sheet; includes $1,090 million representing Digital Realty's share in development projects classified as Investments in Unconsolidated entities in our Consolidated Balance Sheet.
(7)	Includes land and space held or actively under construction in preparation for future data center fit-out.
(8)	Represents long-lead equipment and materials required for timely deployment and delivery of data center fit-out.
(9)	Represents improvements in progress as of September 30, 2025, which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements. Includes $2.8 million included in our Consolidated Balance Sheet related to fair value adjustments on Teraco portfolio projects that were partially constructed as of August 1, 2022.
(10)	Includes $101 million classified as assets held for sale and contribution in our Consolidated Balance Sheet related to development projects that are expected to be contributed to our U.S. Hyperscale Data Center Fund.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars and Square Feet in Thousands	Third Quarter 2025

	Three Months Ended					Nine Months Ended
	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24	30-Sep-25	30-Sep-24

Non-Recurring Capital Expenditures (1)

Development (2)	$532,590	$565,168	$686,622	$528,356	$650,912	$1,784,380	$1,732,337

Enhancements and Other Non-Recurring	8,114	10,234	5,588	13,384	7,070	23,936	21,859

Total Non-Recurring Capital Expenditures	$540,704	$575,402	$692,210	$541,740	$657,982	$1,808,316	$1,754,194

Recurring Capital Expenditures (3)	$77,998	$62,083	$35,305	$130,245	$67,308	$175,386	$175,467

Total Direct Capital Expenditures	$618,702	$637,485	$727,515	$671,985	$725,290	$1,983,702	$1,929,661

Indirect Capital Expenditures

Capitalized Interest	$32,923	$29,393	$30,095	$34,442	$28,312	$92,411	$84,426

Capitalized Overhead	35,767	37,445	29,693	28,983	27,929	102,905	82,243

Total Indirect Capital Expenditures	$68,690	$66,838	$59,788	$63,425	$56,241	$195,316	$166,669

Total Improvements to and Advances for Investment in Real Estate	$687,392	$704,323	$787,303	$735,410	$781,530	$2,179,018	$2,096,330

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.
(2)	Amount reflects the total capital expenditures on consolidated development projects during the quarter. The total includes 100% of spending on projects contributed to joint ventures prior to their contribution.
(3)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.

Acquisitions / Dispositions/ Joint Ventures	Financial Supplement
Dollars and Square Feet in Thousands	Third Quarter 2025

Closed Acquisitions:

	Acquisition	Metropolitan	Date	Purchase	Cap
Property	Type	Area	Acquired	Price (1)	Rate (2)
Franklin Park (3)	Land	Chicago, IL	Various	$18,000	NA
Vernon	Property	Los Angeles, CA	8/1/2025	48,800	NA
Total				$66,800	—

Closed Dispositions:

	Disposition	Metropolitan	Date	Sale	Cap
Property	Type	Area	Disposed	Price (1)	Rate (2)
Doug Davis	Building	Atlanta, GA	7/1/2025	$65,500	NA
89th NW Place	Building	Miami, FL	8/27/2025	8,000	NA
Middlesex	Building	Boston, MA	9/2/2025	16,000	NA
Total				$89,500	—

Closed Joint Venture / Fund Contributions:

	Metropolitan		Contribution	Cap
Property	Area	Date	Price	Rate (2)
	—	—	—	—
Total	—	—	—	—

(1)	Represents the purchase price or sale price, as applicable before contractual price adjustments, transaction expenses, taxes, and potential currency fluctuations. All prices were converted to USD based on FX rate as of September 30, 2025.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions, and joint venture and fund contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to tenants.
(3)	Franklin Park closed in two separate transactions on July 14, 2025 and July 18, 2025.

Unconsolidated Entities	Financial Supplement
Dollars in Thousands	Third Quarter 2025

Summary Balance Sheet -	As of September 30, 2025
at the JV's 100% Share	Americas (1)	APAC (2)	EMEA (3)	Global (4)	Total

Gross cost of operating real estate	$9,264,387	$2,402,345	$922,562	$1,797,034	$14,386,328
Accumulated depreciation and amortization	(1,221,207)	(357,083)	(18,561)	(156,695)	(1,753,546)
Net Book Value of Operating Real Estate	$8,043,180	$2,045,262	$904,001	$1,640,339	$12,632,782
Cash	482,645	410,165	56,082	29,022	977,914
Other assets	1,918,731	245,798	243,494	404,239	2,812,262
Total Assets	$10,444,556	$2,701,225	$1,203,577	$2,073,600	$16,422,958

Debt	3,769,614	953,339	378,362	670,108	5,771,423
Other liabilities	1,014,355	227,282	473,022	522,966	2,237,625
Equity / (deficit)	5,660,587	1,520,604	352,193	880,526	8,413,910
Total Liabilities and Equity	$10,444,556	$2,701,225	$1,203,577	$2,073,600	$16,422,958

Digital Realty's Pro Rata Share of Unconsolidated entities Debt	$1,330,771	$462,437	$75,672	$214,032	$2,082,912

Summary Statement of Operations -	Three Months Ended September 30, 2025
at the JV's 100% Share	Americas (1)	APAC (2)	EMEA (3)	Global (4)	Total

Total revenues	$291,959	$87,598	$15,064	$46,797	$441,418
Operating expenses	(125,590)	(41,837)	(4,813)	(21,960)	(194,200)
Net Operating Income (NOI)	$166,369	$45,761	$10,251	$24,837	$247,218

Straight-line rent	(6,545)	(3,387)	(2,973)	(939)	(13,844)
Above and below market rent	(2,881)	—	(943)	(3,046)	(6,870)
Cash Net Operating Income (NOI)	$156,943	$42,374	$6,335	$20,852	$226,504

Interest expense	($60,134)	($3,666)	($19,216)	($11,191)	($94,207)
Depreciation and amortization	(122,370)	(26,015)	(5,530)	(23,199)	(177,114)
Other income / (expense)	(13,701)	(4,488)	(2,864)	4,262	(16,791)
FX remeasurement on USD debt	614	—	(2,833)	(5,773)	(7,992)
Total Non-Operating Expenses	($195,591)	($34,169)	($30,443)	($35,901)	($296,104)

Net Income / (Loss)	($29,222)	$11,592	($20,192)	($11,064)	($48,886)

Digital Realty's Pro Rata Share of Unconsolidated entities NOI	$58,702	$22,902	$2,280	$11,726	$95,610

Digital Realty's Pro Rata Share of Unconsolidated entities Cash NOI	$54,767	$21,208	$1,497	$9,640	$87,112

Digital Realty's Earnings (loss) income from unconsolidated entities	($12,447)	$5,454	($5,765)	($4,186)	($16,944)

Digital Realty's Pro Rata Share of Core FFO (5)	$27,355	$18,462	($2,861)	$4,947	$47,903

Digital Realty's Fee Income from Unconsolidated entities	$18,728	$2,027	$1,336	$5,014	$27,105

(1)	Includes Ascenty, Blackstone NoVa, Clise, GI Partners, Mapletree, Menlo, Mitsubishi, Realty Income, TPG Real Estate, U.S. Hyperscale Data Center Fund and Walsh.
(2)	Includes Digital Realty Bersama, Digital Connexion, Lumen, and MC Digital Realty.
(3)	Includes Blackstone Frankfurt, Blackstone Paris, Medallion, and Mivne.
(4)	Includes Digital Core REIT.
(5)	For a definition of Core FFO, see page 31.

Note: Digital Realty’s ownership percentages in the unconsolidated entities vary.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	Third Quarter 2025

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24

Net Income / (Loss) Available to Common Stockholders	$57,631	$1,021,975	$99,793	$179,388	$41,012
Interest	113,584	109,383	98,464	104,742	123,803
Loss on debt extinguishment and modifications	—	—	—	2,165	2,636
Income tax expense (benefit)	11,695	12,883	17,135	4,928	12,427
Depreciation and amortization	497,002	461,167	443,009	455,355	459,997
EBITDA	$679,912	$1,605,408	$658,400	$746,578	$639,875
Unconsolidated JV real estate related depreciation and amortization	65,922	59,172	55,861	49,463	48,474
Unconsolidated JV interest expense and tax expense	44,795	31,243	33,390	32,255	34,951
Severance, equity acceleration and legal expenses	1,794	2,262	2,428	2,346	2,481
Transaction and integration expenses	86,559	22,546	39,902	11,797	24,194
(Gain) / loss on sale of investments	(19,780)	(931,830)	(1,111)	(144,885)	556
Provision for impairment	—	—	—	22,881	—
Other non-core adjustments, net (2)	2,523	9,545	(4,316)	24,539	8,642
Noncontrolling interests	(4,099)	14,790	(3,579)	(3,881)	(11,059)
Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Adjusted EBITDA	$867,807	$823,319	$791,156	$751,276	$758,296

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the Definitions section.
(2)	Includes foreign exchange net unrealized gains/losses attributable to remeasurement, deferred rent adjustments related to a customer bankruptcy, write offs associated with bankrupt or terminated customers, non-recurring legal and insurance expenses, gain on sale of land option and lease termination fees.

	Three Months Ended
Financial Ratios	30-Sep-25	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24

Total GAAP interest expense	$113,584	$109,383	$98,464	$104,742	$123,803
Capitalized interest	32,923	29,393	30,095	34,442	28,312
Change in accrued interest and other non-cash amounts	41,265	(92,065)	45,416	(58,137)	43,720
Cash Interest Expense (3)	$187,772	$46,711	$173,975	$81,046	$195,835

Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Total Fixed Charges (4)	$156,687	$148,957	$138,739	$149,364	$162,296

Coverage
Interest coverage ratio (5)	4.9x	5.0x	5.3x	4.5x	4.3x
Cash interest coverage ratio (6)	3.9x	11.2x	4.1x	6.9x	3.4x
Fixed charge coverage ratio (7)	4.6x	4.7x	4.9x	4.2x	4.1x
Cash fixed charge coverage ratio (8)	3.8x	9.9x	3.9x	6.3x	3.3x

Leverage
Debt to total enterprise value (9)(10)	23.0%	23.2%	25.4%	21.4%	23.5%
Debt-plus-preferred-stock-to-total-enterprise-value (10)(11)	23.9%	24.1%	26.6%	22.3%	24.5%
Pre-tax income to interest expense (12)	1.6x	10.6x	2.1x	2.8x	1.3x
Net Debt-to-Adjusted EBITDA (13)	4.9x	5.1x	5.1x	4.8x	5.4x

(3)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash-based interest expense.
(4)	Fixed charges consist of GAAP interest expense, capitalized interest, and preferred stock dividends.
(5)	Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated entities interest expense).
(6)	Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by cash interest expense (including our pro rata share of unconsolidated entities interest expense).
(7)	Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by fixed charges (including our pro rata share of unconsolidated entities fixed charges).
(8)	Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by the sum of cash interest expense and preferred stock dividends (including our pro rata share of unconsolidated entities cash fixed charges).
(9)	Total debt divided by market value of common equity plus debt plus preferred stock.
(10)	Total enterprise value defined as market value of common equity plus debt plus preferred stock.
(11)	Same as (9), except numerator includes preferred stock.
(12)	Calculated as net income plus interest expense divided by GAAP interest expense.
(13)	Calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated entities debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated entities cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated entities EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Third Quarter 2025

Definitions

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts (Nareit) in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO is a non-GAAP financial measure and represents net income (loss) (computed in accordance with GAAP), excluding gain (loss) from the disposition of real estate assets, provision for impairment, real estate related depreciation and amortization (excluding amortization of deferred financing costs), our share of unconsolidated JV real estate related depreciation & amortization, net income attributable to noncontrolling interests in operating partnership and reconciling items related to noncontrolling interests. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the Nareit definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):

We present core funds from operations, or Core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate Core FFO by adding to or subtracting from FFO (i) other non-core revenue adjustments, (ii) transaction and integration expenses, (iii) loss on debt extinguishment and modifications, (iv) gain on / issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration and legal expenses, (vi) gain/loss on FX and derivatives revaluation, and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may calculate Core FFO differently than we do and accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from Core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense / (benefit), (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and, accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest, loss on debt extinguishment and modifications, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, (i) unconsolidated entities real estate related depreciation & amortization, (ii) unconsolidated entities interest expense and tax expense, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) noncontrolling interests, (ix) preferred stock dividends, and (x) gain on / issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding (i) unconsolidated entities real estate related depreciation & amortization, (ii) unconsolidated entities interest expense and tax, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) noncontrolling interests, (ix) preferred stock dividends, and (x) gain on / issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Third Quarter 2025

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. Same-Capital Cash NOI represents buildings owned as of December 31, 2023 of the prior year with less than 5% of total rentable square feet under development and excludes buildings that were undergoing, or were expected to undergo, development activities in 2024-2025, buildings classified as held for sale and contribution, and buildings sold or contributed to joint ventures for all periods presented (prior period numbers adjusted to reflect current same-capital pool). However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

GAAP refers to United States generally accepted accounting principles.

Net debt-to-Adjusted EBITDA ratio is calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated entities debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated entities cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated entities EBITDA), multiplied by four.

Debt-plus-preferred-to-total enterprise value is total debt plus preferred stock divided by total debt plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest and preferred stock dividends. For the quarter ended September 30, 2025, GAAP interest expense was $114 million, capitalized interest was $33 million and preferred stock dividends were $10 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended			Nine Months Ended
(in thousands)	30-Sep-25	30-Jun-25	30-Sep-24	30-Sep-25	30-Sep-24

Operating income	$138,421	$211,697	$168,286	$545,868	$327,542

Fee income	(36,398)	(34,427)	(12,907)	(91,468)	(41,572)
Other income	(4,746)	(1,363)	(4,581)	(6,242)	(7,568)
Depreciation and amortization	497,002	461,167	459,997	1,401,178	1,316,442
General and administrative	139,911	133,755	115,120	394,778	349,051
Severance, equity acceleration and legal expenses	1,794	2,262	2,481	6,484	4,156
Transaction and integration expenses	86,559	22,546	24,194	149,007	82,105
Provision for impairment	—	—	—	—	168,303
Other expenses	3,297	195	4,774	3,604	15,080

Net Operating Income	$825,840	$795,832	$757,365	$2,403,209	$2,213,540

Cash Net Operating Income (Cash NOI)

Net Operating Income	$825,840	$795,832	$757,365	$2,403,209	$2,213,540

Straight-line rental revenue	(33,196)	(24,015)	(18,423)	(66,904)	(23,818)
Straight-line rental expense	(297)	(469)	1,683	(742)	4,011
Above- and below-market rent amortization	(864)	(752)	(742)	(2,322)	(3,287)

Cash Net Operating Income	$791,483	$770,596	$739,883	$2,333,241	$2,190,446

Constant Currency CFFO Reconciliation	Three Months Ended			Nine Months Ended
(in thousands, except per share data)	30-Sep-25		30-Sep-24	30-Sep-25	30-Sep-24

Core FFO (1)	$656,001		$557,744	$1,907,639	$1,628,377
Core FFO impact of holding '24 Exchange Rates Constant (2)	(11,062)		—	(17,348)	—

Constant Currency Core FFO	$644,939		$557,744	$1,890,291	$1,628,377
Weighted-average shares and units outstanding - diluted	347,700		334,476	344,873	326,545
Constant Currency CFFO Per Share	$1.85		$1.67	$5.48	$4.99

1)	As reconciled to net income above.
2)	Adjustment calculated by holding currency translation rates for 2025 constant with average currency translation rates that were applicable to the same periods in 2024.

Forward-Looking Statements	Financial Supplement
Third Quarter 2025

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our economic outlook, our expected investment and expansion activity, anticipated continued demand for our products and service, our liquidity, our joint ventures, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, our product offerings, available inventory, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, Core FFO, constant currency Core FFO, adjusted FFO, and net income, 2025 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Some of the risks and uncertainties that may cause our actual results, performance, or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	decreased rental rates, increased operating costs or increased vacancy rates;
●	increased competition or available supply of data center space;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	increased tariffs, global supply chain or procurement disruptions, or increased supply chain costs;
●	the impact from periods of heightened inflation on our costs, such as operating and general and administrative expenses, interest expense and real estate acquisition and construction costs;
●	the impact on our customers’ and our suppliers’ operations during an epidemic, pandemic, or other global events;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	changes in political conditions, geopolitical turmoil, political instability, civil disturbances, restrictive governmental actions or nationalization in the countries in which we operate;
●	our inability to retain data center space that we lease or sublease from third parties;
●	information security and data privacy breaches;
●	difficulties managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent and future acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	the expected operating performance of anticipated near-term acquisitions and descriptions relating to these expectations;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for U.S. federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for U.S. federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws, and regulations, including related to taxation, real estate, and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2024, and other filings with the U.S. Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Interxion, Turn-Key Flex, Powered Base Building, ServiceFabric, AnyScale Colo, Pervasive Data Center Architecture, PlatformDIGITAL, PDx, Data Gravity Index and Data Gravity Index DGx are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries. All other names, trademarks and service marks are the property of their respective owners.